                                                                       EXHIBIT i

          LAW OFFICES
BALLARD SPAHR ANDREWS & INGERSOLL, LLP                          BALTIMORE, MD
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PHILADELPHIA, PENNSYLVANIA 19103-7599                             DENVER, CO
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  LAWYERS@BALLARDSPAHR.COM                                      WASHINGTON, DC



                                                                   June 11, 2002


AIM Investment Securities Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

                  Re: AIM Investment Securities Funds
                      Registration Statement on Form N-1A

Gentlemen:

                  We have acted as counsel to AIM Investment Securities Funds, a business trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

                  This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 23 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of Class C shares of beneficial interest, par value $.001 per share (the "Shares"), of AIM Short Term Bond Fund (the "Fund").

                  In connection with our giving this opinion, we have examined copies of the Trust's Restated Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and resolutions of the Board of Trustees adopted June 11, 2002, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the Fund, which is included in the Registration Statement, substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

                  Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as described in the Prospectus, will be legally issued, fully paid and nonassessable.

AIM Investment Securities Funds
June 11, 2002
Page 2



                  We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act.

                  Both the Delaware Business Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of the Fund for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the Shares of the Fund, which is included in the Registration Statement.


                                          Very truly yours,



                                          /s/ BALLARD SPAHR ANDREWS & INGERSOLL